UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported November 3, 2010): November 3, 2010

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on August 25, 2009, The Colonial BancGroup, Inc. (the Company) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Middle District of Alabama, Northern Division (the Bankruptcy Court), Chapter 11 Case No. 09-32303. The Company filed the Chapter 11 petition following the appointment by the Alabama State Banking Department on August 14, 2009 of the Federal Deposit Insurance Corporation as receiver (the FDIC-Receiver) of Colonial Bank, the former principal operating subsidiary of the Company. On November 3, 2010, the Company filed with the Bankruptcy Court a Notice of Filing of Third Amendment to Schedule B - Personal Property (the Third Amendment) in which the Company (i) deleted the Attachment to Schedule B - Item 13, as amended [Doc. No. 655, pg. 2], in its entirety, and substituted in lieu thereof the amended Item 13 for the purpose of providing information regarding the Company’s possible ownership interest in CBG Florida REIT Corp., and (ii) deleted the Attachment to Schedule B - Item 21, as amended [Doc. No. 854, pgs. 2-5], in its entirety, and substituted in lieu thereof the amended Item 21 for the purpose of providing an update regarding the Company’s recent tax filings and information regarding the Company’s possible claims arising out of the disposition of the preferred securities of CBG Florida REIT Corp.

A copy of the Third Amendment is attached hereto as Exhibit 99.1. The Third Amendment also includes additional information related to, among other things, the Company and its affairs, information regarding the Company’s personal property assets, state tax and insurance refunds, as well as a copy of the Company’s Intercorporate Tax Allocation Policy, a copy of the Exchange Agreement, dated May 21, 2007, among the Company, CBG Florida REIT Corp. and Colonial Bank, and a copy of the Certificate of Issuance executed by the Secretary of the Company on August 13, 2009.

Cautionary Statement Regarding the Third Amendment and Forward-Looking Statements

This Current Report on Form 8-K and the Third Amendment contain financial information that has not been audited or reviewed by independent registered accountants, is not presented in accordance with generally accepted accounting principles and may be subject to future reconciliation and adjustments. The information contained herein and in the Third Amendment has been prepared in accordance with applicable law under Chapter 11 of Title 11 of the United States Code and is not to be used for investment purposes. There can be no assurance that the information contained herein and in the Third Amendment is complete. The Company may amend or otherwise change the information contained in the Third Amendment at a future date. Information or results set forth in the Third Amendment should not be viewed as indicative of future results. The information contained in the Third Amendment represents financial information of the Company only and does not include financial information for any subsidiary. The Third Amendment should under no circumstances be relied upon or viewed as a substitute, supplement or replacement for financial information that is filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

This Current Report on Form 8-K and the Third Amendment include certain statements which may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although such forward-looking statements are based upon reasonable assumptions the Company can give no assurance that its expectations or any particular result will be achieved. Forward-looking information is subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the following: whether and to what extent the Company will prevail upon claims related to the assets referenced in the Third Amendment; whether the Company will be able to recover or obtain the tax refunds and other funds, properties and/or securities to which it believes it may be entitled; whether the Company will prevail upon any claims related to tax refunds, funds, properties and/or securities in disputes with the FDIC-Receiver and others; and whether the Company will have sufficient resources to continue to seek claims for tax refunds, funds, properties and/or securities. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company does not undertake any obligation to update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Notice of Filing of Third Amendment to Schedule B – Personal Property, filed with the Bankruptcy Court on November 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.

By	/s/ KEVIN O’HALLORAN
Kevin O’Halloran
Chief Restructuring Officer

Date: November 3, 2010